Exhibit 5.1

Davis Polk & Wardwell llp 900 Middlefield Road Redwood City, CA 94063 davispolk.com

October 28, 2026

Equinix, Inc.

One Lagoon Drive

Redwood City, California 94065

Equinix Europe 2 Financing Corporation LLC

One Lagoon Drive

Redwood City, California 94065

Equinix Canada Financing Ltd.

22 Adelaide Street West, Unit 3600

Toronto, Ontario

M5H 4E3, Canada

Equinix Asia Financing Corporation Pte. Ltd.

79 Robinson Road

#22-01 Capitalsky

Singapore 068897

Ladies and Gentlemen:

Equinix, Inc., a Delaware corporation (“Equinix”), Equinix Europe 2 Financing Corporation LLC, a Delaware limited liability company (“Equinix Europe 2 Finco”), Equinix Canada Financing Ltd., an Ontario corporation (“Equinix Canada Finco”) and Equinix Asia Financing Corporation Pte. Ltd., a private company limited by shares incorporated under the laws of the Republic of Singapore (“Equinix Singapore Finco”), are filing with the Securities and Exchange Commission a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”) (a) shares of common stock, par value $0.001 per share (the “Common Stock”) of Equinix; (b) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”) of Equinix; (c) debt securities of Equinix, Equinix Europe 2 Finco, Equinix Canada Finco and Equinix Singapore Finco (collectively, the “Debt Securities”), which may be fully and unconditionally guaranteed by Equinix (the “Guarantees”), in each case to be issued pursuant to an indenture by and among Equinix Europe 2 Finco, Equinix Canada Finco or Equinix Singapore Finco as applicable, Equinix, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”)(each, an “Indenture” and together, the “Indentures”); (d) warrants of Equinix (the “Warrants”), which may be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between Equinix and the warrant agent to be named therein (the “Warrant Agent”); (e) purchase contracts (the “Purchase Contracts”) which may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into between Equinix and the purchase contract agent to be named therein (the “Purchase Contract Agent”); (f) units (the “Units”) to be issued under one or more unit agreements to be entered into among Equinix, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”); (g) the Guarantees to be issued under the Indentures; and (h) depositary shares representing fractional interests in shares or multiple shares of the Preferred Stock (the “Depositary Shares”), which may be issued under one or more preferred stock depositary agreements (each, a “Depositary Agreement”) to be entered into between Equinix and the preferred stock depositary to be named therein (the “Depositary”).

Equinix, Inc. Equinix Europe 2 Financing Corporation LLC Equinix Canada Financing Ltd. Equinix Asia Financing Corporation Pte. Ltd.

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of Equinix, Equinix Europe 2 Finco, Equinix Canada Finco and Equinix Singapore Finco that we reviewed were and are accurate and (vii) all representations made by Equinix, Equinix Europe 2 Finco, Equinix Canada Finco and Equinix Singapore Finco as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

1.	When the necessary corporate action on the part of Equinix has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by Equinix, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof) or upon conversion or exercise of any security offered under the Registration Statement (the “Offered Security”), in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of Directors of Equinix, for the consideration approved by such Board of Directors (which consideration is not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully-paid and non-assessable.

2.	Upon designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors of Equinix and the proper filing with the Secretary of State of the State of Delaware of a Certificate of Designation relating to such series of Preferred Stock, all necessary corporate action on the part of Equinix will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by Equinix, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof), such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.	When the Indentures and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the Trustee and Equinix, Equinix Europe 2 Finco, Equinix Canada Finco and Equinix Singapore Finco, as applicable; the specific terms of a particular series of Debt Securities and the related Guarantees have been duly authorized and established in accordance with the Indentures; and such Debt Securities and the related Guarantees have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indentures and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of Equinix, Equinix Europe 2 Finco, Equinix Canada Finco or Equinix Singapore Finco, as applicable, and each of the related Guarantees will constitute valid and binding obligations of Equinix, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and except as they may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law, (y) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (z) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Debt Securities to the extent determined to constitute unearned interest.

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Equinix, Inc. Equinix Europe 2 Financing Corporation LLC Equinix Canada Financing Ltd. Equinix Asia Financing Corporation Pte. Ltd.

4.	When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and Equinix; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of Equinix, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

5.	When the Purchase Contract Agreement to be entered into in connection with the issuance of any Purchase Contracts has been duly authorized, executed and delivered by the Purchase Contract Agent and Equinix; the specific terms of the Purchase Contracts have been duly authorized and established in accordance with the Purchase Contract Agreement; and such Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the Purchase Contract Agreement and the applicable underwriting or other agreement against payment therefor, such Purchase Contracts will constitute valid and binding obligations of Equinix, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

6.	When the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and Equinix; the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of Equinix, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

October 28, 2026	3

Equinix, Inc. Equinix Europe 2 Financing Corporation LLC Equinix Canada Financing Ltd. Equinix Asia Financing Corporation Pte. Ltd.

7.	When the Depositary Agreement to be entered into in connection with the issuance of any Depositary Shares has been duly authorized, executed and delivered by the Depositary and Equinix ; the specific terms of the Depositary Shares have been duly authorized and established in accordance with the Depositary Agreement; and such Depositary Shares have been duly authorized, executed, issued and delivered in accordance with the Depositary Agreement and the applicable underwriting or other agreement against payment therefor, such Depositary Shares will constitute legal and valid interests in the corresponding shares of Preferred Stock, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors of Equinix, Equinix Europe 2 Finco, Equinix Canada Finco or Equinix Singapore Finco, as the case may be, shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) each of Equinix, Equinix Europe 2 Finco, Equinix Canada Finco and Equinix Singapore Finco is, and shall remain, validly existing as an entity in good standing (or equivalent concept) under the laws of its respective jurisdiction of organization; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (iv) the shares of Common Stock and Preferred Stock will not be issued or transferred in violation of any restriction or limitation contained in Article XI of Equinix’s Amended and Restated Certificate of Incorporation, as amended; (v) the Indentures, any supplemental indenture, the Debt Securities, the Warrant Agreement, the Purchase Contract Agreement, the Unit Agreement, the Guarantees and the Depositary Agreement (collectively, the “Documents”) are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of Equinix, Equinix Europe 2 Finco, Equinix Canada Finco and Equinix Singapore Finco); and (vi) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that (i) the terms of any security whose terms are established subsequent to the date hereof and the issuance, execution, delivery and performance by Equinix, Equinix Europe 2 Finco, Equinix Canada Finco or Equinix Singapore Finco of any such security (a) are within their corporate powers, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of such party, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon Equinix, Equinix Europe 2 Finco, Equinix Canada Finco or Equinix Singapore Finco and (ii) any Warrant Agreement, Purchase Contract Agreement and Unit Agreement will be governed by the laws of the State of New York.

We are members of the Bars of the States of New York and California, and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, except that we express no opinion as to (i) any law, rule or regulation that is applicable to Equinix, Equinix Europe 2 Finco, Equinix Canada Finco or Equinix Singapore Finco, the Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. Insofar as the foregoing opinion involves matters governed by the laws of Canada and Singapore, we have relied, without independent inquiry or investigation, on the opinions of Blake, Cassels & Graydon LLP and Allen & Gledhill LLP, respectively, to be filed as exhibits to the Registration Statement on the date hereof.

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Equinix, Inc. Equinix Europe 2 Financing Corporation LLC Equinix Canada Financing Ltd. Equinix Asia Financing Corporation Pte. Ltd.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP

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